UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane
Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 938-1047
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2022, the Compensation and Human Capital Committee of the Board of Directors (the “Board”) of Lamb Weston Holdings, Inc. (“Lamb Weston,” the “Company,” “we” or “our”) approved one-time equity awards of performance-based units and stock options to certain executive officers of the Company, including the Company’s named executive officers (“NEOs”), as part of the Board’s executive retention program and to further incentivize management to enhance stockholder value over the long-term.

The target award value for each NEO will be distributed equally between a one-time leveraged performance unit (“LPUs”) grant and a one-time stock option grant, each to be effective on or about July 29, 2022. Our NEOs will realize compensation from the LPUs only to the extent our stock price increases by the end of a 3-year performance period (comprised of the Company’s 2023 through 2025 fiscal years) as follows: stock price appreciation will be measured at the end of the Company’s 2025 fiscal year and, subject to the NEO’s continued service, 50% of the target LPUs will be earned for 25% appreciation, 100% of the target LPUs for 50% appreciation, and 300% of the target LPUs for 75% or greater appreciation, with amounts between those levels interpolated. Stock price appreciation will be based on the difference between the closing price of Lamb Weston common stock on the LPU date of grant and the 20 trading-day average closing price of Lamb Weston common stock on and including the last trading day in the Company’s 2025 fiscal year. LPUs will be settled in shares of Lamb Weston common stock upon vesting and the payout value is capped at eight times the target grant value of the award. The stock option awards have a term of seven years and vest 33%, 33% and 34% on each of the first three anniversaries of the date of grant, subject to the NEO’s continued service. The following table shows the target grant values for the one-time equity awards for our NEOs:

Named Executive Officer	One-time Equity Award Total Target Value	50% Delivered in LPUs	50% Delivered in Stock Options
Thomas P. Werner	$10,500,000	$5,250,000	$5,250,000
Bernadette M. Madarieta	$2,280,000	$1,140,000	$1,140,000
Michael J. Smith	$2,700,000	$1,350,000	$1,350,000
Sharon L. Miller	$2,320,000	$1,160,000	$1,160,000
Eryk J. Spytek	$1,800,000	$900,000	$900,000

The information set forth above reflects a summary description of the performance-based unit and stock option grants and is qualified in its entirety by reference to the complete terms and conditions of the LPU agreement and stock option agreement, the forms of which we expect to file with our Quarterly Report on Form 10-Q for the quarter ending August 28, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Senior Vice President, General Counsel and Chief Compliance Officer
Date: July 26, 2022